Investor Relations: Todd Taylor	Media Relations: Timothy G. Weir, APR
Email: ttaylor@accuridecorp.com	Email: tweir@accuridecorp.com
Phone: (812) 962-5105	Phone: (812) 962-5128

FOR IMMEDIATE RELEASE

Accuride Reports Fourth Quarter and Fiscal Year 2015 Results
	Fourth Quarter 2015 Results:
o	Net loss of $0.31 per share, including a loss of $0.09 per share related to an impairment charge at Brillion
o	Net sales of $153.1 million, down 11.4 percent year-over-year
o	Adjusted EBITDA of $15.6 million, flat year-over-year

	Full year 2015 Results:
o	Net loss of $0.16 per share, including a loss of $0.09 per share related to an impairment charge at Brillion
o	Net sales of $685.6 million, down 2.8 percent year-over-year
o	Adjusted EBITDA of $81.9 million, up 5.1 percent year-over-year

EVANSVILLE, Ind. – February 26,  2016 – Accuride Corporation (NYSE: ACW) – a leading supplier of components to the North American and European commercial vehicle industries – today reported financial results for the fourth quarter and fiscal year ended December 31, 2015.

"In diverse market conditions, we improved on several key financial measures in 2015, including Adjusted EBITDA, free cash flow and liquidity," said Rick Dauch, Accuride President and CEO.  "While Brillion's results continued to be impacted by lower end-market demand, the Wheels and Gunite businesses performed exceptionally well in 2015.  With their facilities operating at near-peak efficiencies, they converted this world-class operating performance and capable, available capacity into improved market share positions for wheels and wheel end components.  This enabled us to generate $20 million in free cash flow in 2015 and improve our liquidity level to $77 million.

"Our investments in industry-leading technologies – such as our Steel Armor™ and newly-introduced EverSteel™ coatings – are further positioning us for success in the marketplace.  In 2015, we converted 50 fleets to Accuride wheels and Gunite components.  We also secured or renewed five long-term agreements with key truck OEMs and three with trailer OEs, giving us a solid three to five year foundation from which to expand.

"Although Class 8 volumes are projected to be approximately 20 percent lower in 2016, the Trailer and Aftermarket segments – where Accuride's share has increased – are expected to be stable. In addition, 2016 will see the top-line benefit of our new majority stake in Gianetti Ruote, which serves Europe's steadily growing commercial vehicle industry. Now, more than ever, Accuride is a more competitive and strategically vital supplier to our customers in North America and Europe. We are confident our improved product and geographic platforms will lead to growth and increased stakeholder value."

Fourth Quarter 2015 Results
Fourth quarter 2015 net sales were $153.1 million, a decrease of 11.4 percent from the year ago period.  This was driven primarily by the lower demand in our Brillion segment and lower raw material prices which was partially offset by $6.5 million in net sales related to our majority investment in Gianetti.  Accuride's operating loss was $1.6 million, which was impacted by a $4.4 million non-cash goodwill impairment charge related to Brillion and a $1.3 million loss related to the results at Gianetti.  The Company reported a net loss from continuing operations attributable to stockholders of $14.9 million, or a negative $0.31 per share, during the quarter.  This included a loss of $0.09 per share related to the impairment charge at Brillion.  Fourth quarter Adjusted EBITDA was $15.6 million, or 10.2 percent of net sales, compared to $15.6 million, or 9.1 percent of net sales, in the fourth quarter of 2014.  As of December 31, 2015, Accuride had $29.8 million of cash plus $46.8 million in availability under its ABL Credit Facility for total liquidity of $76.6 million.

Fiscal Year 2015 Results
Net sales for the fiscal year ended December 31, 2015 were $685.6 million.  This compares with $705.2 million in the prior year, or a decrease of 2.8 percent.  The net sales decrease was primarily due to lower demand at our Brillion business unit which was partially offset by the impact of higher vehicle production in the North American commercial vehicle market and by $6.5 million in net sales related to our majority investment in Gianetti.  Accuride reported a loss from continuing operations attributable to stockholders of $7.5 million, or a negative $0.16 per share, for the year ended December 31, 2015 compared to a loss of $0.04 per share in 2014.  This included a loss of $0.09 per share related to the impairment charge at Brillion.  Adjusted EBITDA from continuing operations for fiscal-year 2015 was $81.9 million, or 12.0 percent of net sales, compared to $78.0 million, or 11.1 percent of net sales, in the prior year.

Fourth Quarter Business Segment Results

Accuride Wheels
Accuride Wheels segment net sales were $98.4 million, down $3.7 million, or 3.6 percent, from the same period in 2014.  This was primarily due to lower OEM demand in the quarter which was partially offset by $6.5 million in net sales related to Gianetti.  Excluding the net sales from Gianetti, the Wheels' net sales were down $10.2 million, or 10.0 percent, from the same period in 2014.  Despite this decrease, the Wheels' Adjusted EBITDA was $20.2 million, an increase of $2.6 million, or 14.7 percent, from the fourth quarter of 2014.  Wheels continued to gain share in 2015 due to its available aluminum wheel capacity and the introduction of industry leading products in both steel and aluminum wheels.

Gunite
Gunite segment net sales of $39.2 million were up $2.6 million, or 7.1 percent, from the fourth quarter of 2014. This was primarily attributable to market share gains in aftermarket brake drums. Gunite's Adjusted EBITDA improved to $6.2 million, from $3.5 million in the fourth quarter of 2014. Gunite gained share in 2015 as it continued to reestablish itself as a prominent wheel-end component supplier through industry leading lead times and quality.

Brillion Iron Works
Brillion Iron Works' fourth quarter net sales were $15.5 million, down $18.6 million, or 54.5 percent, from the fourth quarter of 2014 on lower industry demand. Brillion's Adjusted EBITDA was a negative $2.6 million, a decrease of $4.8 million, from the fourth quarter of 2014.  The net sales in the fourth quarter represented its lowest level in any quarter since 2009 as this business continues to be impacted by reduced end market demand from customers in the oil and gas, mining and agriculture industries.

Liquidity and Debt
As of December 31, 2015, total debt was $317.6 million, consisting of $307.3 million of our outstanding 9.5% senior secured notes, net of discount, and $10.3 million in short term obligations related to our majority interest in Gianetti.  As of December 31, 2015, Accuride had $29.8 million of cash plus $46.8 million in availability under its ABL Credit Facility, for total liquidity of $76.6 million.

2016 Financial Guidance
Accuride expects 2016 revenue to be in the range of $650 million to $700 million, with Adjusted EBITDA in the range $65 million to $80 million.  Accuride also expects free cash flow for 2016 to be roughly breakeven. The Company is basing these expectations for its 2016 guidance on the following projections for North American commercial vehicle production and other key assumptions for the year:

·	Class 8 production levels in the range of 240,000 to 260,000 units
·	Class 5-7 production levels in the range of 220,000 to 240,000 units
·	Trailer production in the range of 270,000 to 290,000 units
·	European heavy and medium duty truck builds in the range of 510,000 to 530,000 units
·	Commercial vehicle aftermarket growth in the range of 1 percent to 3.5 percent
·	Brillion business unit net sales down 15 percent to 20 percent versus prior year
·	Full year consolidation of Gianetti Ruote

Earnings Conference Call Information
Accuride will host a conference call to discuss the financial and operational results of its Fourth Quarter and Full-Year Fiscal 2015 on Friday, February 26, 2016, beginning at 9:00 a.m. CST.  Analysts and investors may participate on the conference call by dialing (855) 542-4217 in the United States, or (412) 455-6081 internationally, and using participant code 54646527.  A live webcast of the conference call can be accessed via the Investors section of the company's website – www.AccurideCorp.com/investors.  A replay will be available from February 26, 2016, at 12:00 p.m. CST until 11:59 p.m. CST, March 4, 2016, by calling (855) 859-2056 in the United States, or (404) 537-3406 internationally, using access code 54646527.

About Accuride Corporation
With headquarters in Evansville, Ind., USA, Accuride Corporation is a leading supplier of components to the North American and European commercial vehicle industries.  The company's products include commercial vehicle wheels; wheel-end components and assemblies; and specialty cast-iron components for a range of agricultural, construction and mining, and oil and gas equipment applications.  The company's products are marketed under its brand names, which include Accuride®, Accuride Wheel End Solutions™, Gunite®, Gianetti Ruote™ and Brillion™.  Accuride's common stock trades on the New York Stock Exchange under the ticker symbol ACW. For more information, visit the Company's website at http://www.accuridecorp.com.

Forward-Looking Statements
Statements contained in this news release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding Accuride's expectations, hopes, beliefs, and intentions with respect to future results. Such statements are subject to the impact on Accuride's business and prospects generally of, among other factors, market demand in the commercial vehicle industry, general economic, business and financing conditions, labor relations, governmental action, competitor pricing activity, expense volatility and other risks detailed from time to time in Accuride's Securities and Exchange Commission filings, including those described in Item 1A of Accuride's Annual Report on Form 10-K for the fiscal year ended December 31, 2014. Any forward-looking statement reflects only Accuride's belief at the time the statement is made. Although Accuride believes that the expectations reflected in these forward-looking statements are reasonable, it cannot guarantee its future results, levels of activity, performance or achievements. Except as required by law, Accuride undertakes no obligation to update any forward-looking statements to reflect events or developments after the date of this news release.

Three Months Operating Results
(UNAUDITED)

	Three Months Ended December 31,
(Dollars in thousands)	2015		2014

Net sales:
Wheels	$98,380	64.3%	$102,088	59.1%
Gunite	39,214	25.6%	36,629	21.2%
Brillion Iron Works	15,513	10.1%	34,095	19.7%
Total net sales	$153,107	100.0%	$172,812	100.0%

Gross Profit	$14,605	9.5%	$14,121	8.2%

Income (Loss) from Operations:
Wheels	$10,461	10.6%	$8,377	8.2%
Gunite	4,755	12.1%	2,040	5.6%
Brillion Iron Works	(8,719)	(56.2)%	1,079	3.2%
Corporate / Other	(8,087)	—	(7,775)	—
Consolidated Total	$(1,590)	(1.0)%	$3,721	2.2%

Net Income (Loss)	$(15,205)	(9.9)%	$(5,128)	(3.0)%

Adjusted EBITDA:
Wheels	$20,248	20.6%	$17,564	17.2%
Gunite	6,224	15.9%	3,518	9.6%
Brillion Iron Works	(2,558)	(16.5)%	2,257	6.6%
Corporate / Other	(8,308)	—	(7,693)	—
Continuing Operations	$15,606	10.2%	$15,646	9.1%

Discontinued Operations	(13)	—	—	—
Consolidated Total	$15,593	10.2%	$15,646	9.1%

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Fiscal Year Operating Results
(UNAUDITED)

	Year Ended December 31,
(Dollars in thousands)	2015		2014

Net sales:
Wheels	$422,905	61.7%	$402,146	57.0%
Gunite	167,783	24.5%	171,263	24.3%
Brillion Iron Works	94,886	13.8%	131,769	18.7%
Total net sales	$685,574	100.0%	$705,178	100.0%

Gross Profit	$79,705	11.6%	$73,478	10.4%

Income (Loss) from Operations:
Wheels	$54,833	13.0%	$41,823	10.4%
Gunite	19,895	11.9%	16,710	9.8%
Brillion Iron Works	(11,643)	(12.3)%	4,523	3.4%
Corporate / Other	(33,665)	—	(30,418)	—
Consolidated Total	$29,420	4.3%	$32,638	4.6%

Net Income (Loss) attributable to stockholders	$(7,634)	(1.1)%	$(2,307)	(0.3)%

Adjusted EBITDA:
Wheels	$90,951	21.5%	$78,665	19.6%
Gunite	25,462	15.2%	21,536	12.6%
Brillion Iron Works	(1,876)	(2.0)%	9,072	6.9%
Corporate / Other	(32,590)	—	(31,279)	—
Continuing Operations	$81,947	12.0%	$77,994	11.1%

Discontinued Operations	(13)	—	—	—
Consolidated Total	$81,934	12.0%	$77,994	11.1%

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ACCURIDE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(UNAUDITED)

	Three Months Ended December 31,		Year Ended December 31,
(In thousands except per share data)	2015	2014	2015	2014

NET SALES	$153,107	$172,812	$685,574	$705,178
COST OF GOODS SOLD	138,502	158,691	605,869	631,700
GROSS PROFIT	14,605	14,121	79,705	73,478
OPERATING EXPENSES:
Selling, general and administrative	11,781	10,400	45,871	40,840
Impairment of Goodwill	4,414	—	4,414	—
INCOME FROM OPERATIONS	(1,590)	3,721	29,420	32,638
OTHER EXPENSE:
Interest expense, net	(8,423)	(8,362)	(33,376)	(33,713)
Other loss, net	(1,745)	(2,002)	(4,143)	(3,506)
INCOME (LOSS) BEFORE INCOME TAXES FROM CONTINUING OPERATIONS	(11,758)	(6,643)	(8,099)	(4,581)
INCOME TAX EXPENSE (BENEFIT))	3,525	(1,560)	(138)	(2,527)
INCOME FROM CONTINUING OPERATIONS	(15,283)	(5,083)	(7,961)	(2,054)
DISCONTINUED OPERATIONS, NET OF TAX	(352)	(45)	(103)	(253)
NET LOSS	(15,635)	(5,128)	(8,064)	(2,307)
NET LOSS ATTRIBUTABLE TO NONCONTROLLING MINORITY INTEREST	(430)	—	(430)	—
NET LOSS ATTRIBUTABLE TO STOCKHOLDERS	$(15,205)	$(5,128)	$(7,634)	$(2,307)
OTHER COMPREHENSIVE INCOME (LOSS), NET OF TAX:
Defined benefit plans and foreign currency	16,632	17,767	32,213	(30,926)
COMPREHENSIVE INCOME (LOSS)	$1,427	$12,639	$24,579	$(33,233)

AMOUNTS ATTRIBUTABLE TO STOCKHOLDERS
Income (Loss) from continuing operations, net of tax	$(14,853)	$(5,083)	$(7,531)	$(2,054)
Discontinued operations, net of tax	(352)	(45)	(103)	(253)
NET LOSS ATTRIBUTABLE TO STOCKHOLDERS	$(15,205)	$(5,128)	$(7,634)	$(2,307)

EARNINGS PER SHARE ATTRIBUTABLE TO STOCKHOLDERS
Weighted average common shares outstanding—basic	48,016	47,749	47,961	47,708
Basic income per share-continuing operations	(0.31)	(0.11)	(0.16)	(0.04)
Basic income per share-discontinued operations	(0.01)	—	—	(0.01)
Basic income per share	$(0.32)	$(0.11)	$(0.16)	$(0.05)
Weighted average common shares outstanding—diluted	48,016	47,749	47,961	47,708
Diluted income per share-continuing operations	(0.31)	(0.11)	(0.16)	(0.04)
Diluted income per share-discontinued operations	(0.01)	—	—	(0.01)
Diluted income per share	$(0.32)	$(0.11)	$(0.16)	$(0.05)

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ACCURIDE CORPORATION
CONSOLIDATED ADJUSTED EBITDA
(UNAUDITED)

	Three Months Ended December 31,
(In thousands)	2015	2014

Net income (loss)	$(15,635)	$(5,128)
Income tax benefit	3,525	(1,560)
Interest expense, net	8,423	8,362
Depreciation and amortization	11,292	10,869
Impairment of goodwill	4,414	—
Noncontrolling interest	430	—
Restructuring, severance and other charges[1]	1,177	442
Other items related to our credit agreement[2]	1,967	2,661
Adjusted EBITDA	$15,593	$15,646

Note:
1)
For the three months ended December 31, 2015, Adjusted EBITDA represents net income before net interest expense, income tax expense, depreciation and amortization, $4.4 million in impairment of goodwill, noncontrolling interest, plus $1.2 million in costs associated with restructuring severance, and other charges. For the three months ended December 31, 2014, Adjusted EBITDA represents net income before net interest expense, income tax benefit, depreciation and amortization, plus $0.4 million in costs associated with restructuring, severance and other charges.

2)
Items related to our credit agreement refer to amounts utilized in the calculation of financial covenants in Accuride's senior credit facility. For the three months ended December 31, 2015, items related to our credit agreement consisted of foreign currency losses and other income or expenses of $2.0 million. For the three months ended December 31, 2014, items related to our credit agreement consisted of foreign currency losses and other income or expenses of $2.7 million.

	Year ended December 31,
(In thousands)	2015	2014

Net income (loss)	$(8,064)	$(2,307)
Income tax benefit	(138)	(2,527)
Interest expense, net	33,376	33,713
Depreciation and amortization	42,792	41,873
Impairment of goodwill	4,414	—
Noncontrolling interest	430	—
Restructuring, severance and other charges[1]	2,892	1,069
Other items related to our credit agreement[2]	6,232	6,173
Adjusted EBITDA	$81,934	$77,994

Note:

1)
For the full year ended December 31, 2015, Adjusted EBITDA represents net income before net interest expense, income tax expense, depreciation and amortization, $4.4 million impairment of goodwill, noncontrolling interest plus $2.9 million in costs associated with restructuring, severance and other charges.  For the full year ended December 31, 2014, Adjusted EBITDA represents net income before net interest expense, income tax benefit, depreciation and amortization, plus $1.1 million in costs associated with restructuring, severance and other charges.

2)
Items related to our credit agreement refer to amounts utilized in the calculation of financial covenants in Accuride's senior credit facility. For the full year ended December 31, 2015, items related to our credit agreement consisted of foreign currency losses and other income or expenses of $6.2 million. For the full year ended December 31, 2014, items related to our credit agreement consisted of foreign currency losses and other income or expenses of $6.2 million.

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ACCURIDE CORPORATION
SEGMENT ADJUSTED EBITDA RECONCILIATION
(UNAUDITED)

	Three Months Ended December 31, 2015
(In thousands)	Income (loss) from Operations	Depreciation and Amortization	Other	Adjusted EBITDA
Wheels	$10,461	$8,125	$1,662	$20,248
Gunite	4,755	1,219	250	6,224
Brillion Iron Works	(8,719)	1,229	4,932	(2,558)
Corporate / Other	(8,087)	709	(930)	(8,308)
Continuing Operations	$(1,590)	$11,282	$5,914	$15,606
Discontinued Operations	(23)	10	—	(13)
Consolidated Total	$(1,613)	$11,292	$5,914	$15,593

	Three Months Ended December 31, 2014
(In thousands)	Income (loss) from Operations	Depreciation and Amortization	Other	Adjusted EBITDA
Wheels	$8,377	$7,987	$1,200	$17,564
Gunite	2,040	1,228	250	3,518
Brillion Iron Works	1,079	1,148	30	2,257
Corporate / Other	(7,775)	495	(413)	(7,693)
Continuing Operations	$3,721	$10,858	$1,067	$15,646
Discontinued Operations	(11)	11	—	—
Consolidated Total	$3,710	$10,869	$1,067	$15,646

	Year Ended December 31, 2015
(In thousands)	Income (loss) from Operations	Depreciation and Amortization	Other	Adjusted EBITDA
Wheels	$54,833	$30,856	$5,262	$90,951
Gunite	19,895	4,567	1,000	25,462
Brillion Iron Works	(11,643)	4,745	5,022	(1,876)
Corporate / Other	(33,665)	2,583	(1,508)	(32,590)
Continuing Operations	$29,420	$42,751	$9,776	$81,947
Discontinued Operations	(54)	41	—	(13)
Consolidated Total	$29,366	$42,792	$9,776	$81,934

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	Year Ended December 31, 2014
(In thousands)	Income (loss) from Operations	Depreciation and Amortization	Other	Adjusted EBITDA
Wheels	$41,823	$31,695	$5,147	$78,665
Gunite	16,710	3,826	1,000	21,536
Brillion Iron Works	4,523	4,429	120	9,072
Corporate / Other	(30,418)	1,881	(2,742)	(31,279)
Continuing Operations	$32,638	$41,831	$3,525	$77,994
Discontinued Operations	(42)	42	—	—
Consolidated Total	$32,596	$41,873	$3,525	$77,994

We define Adjusted EBITDA as our net income before net interest expense, income tax expense, depreciation and amortization, impairment of goodwill, noncontrolling interest, restructuring, severance and other charges.  Adjusted EBITDA has been included because we believe that it is useful for us and our investors to measure our ability to provide cash flows to meet debt service. Adjusted EBITDA should not be considered an alternative to net income (loss) or other traditional indicators of operating performance and cash flows determined in accordance with accounting principles generally accepted in the United States ("GAAP"). We present the table of Adjusted EBITDA because covenants in the agreements governing our material indebtedness contain ratios based on this measure on a quarterly basis. While Adjusted EBITDA is used as a measure of liquidity and the ability to meet debt service requirements, it is not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculations.

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ACCURIDE CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	December 31,	December 31,
(In thousands)	2015	2014

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$29,759	$29,773
Customer and other receivables	65,980	63,570
Inventories	47,792	43,065
Other current assets	8,399	13,472
Total current assets	151,930	149,880
PROPERTY, PLANT AND EQUIPMENT, net	224,762	212,183
OTHER ASSETS:
Goodwill and other assets	230,024	236,359
TOTAL	$606,716	$598,422
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$71,782	$56,452
Short term debt obligations	10,286	—
Other current liabilities	39,830	40,619
Total current liabilities	121,898	97,071
LONG-TERM DEBT	307,351	323,234
OTHER LIABILITIES	106,613	147,314
STOCKHOLDERS' EQUITY:
Total stockholders' equity	70,854	30,803
TOTAL	$606,716	$598,422